       As filed with the Securities and Exchange Commission on February 12, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                              SIEBEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     94-3187233
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)
                              ____________________
                           2207 Bridgepointe Parkway
                          San Mateo, California 94404
                                 (650) 477-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              ____________________
     Options Granted Outside of Sales.com, Inc. 1999 Equity Incentive Plan
                   Options Assumed under the following plans:
                   Sales.Com, Inc. 1999 Equity Incentive Plan
      SalesRepsOnline.com, Inc. 2000 Stock Option/Stock Issuance Plan (1)
                            (Full Title of the Plan)
                              ____________________
                                THOMAS M. SIEBEL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              SIEBEL SYSTEMS, INC.
                           2207 BRIDGEPOINTE PARKWAY
                          SAN MATEO, CALIFORNIA 94404
                                 (650) 477-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________
                                   Copies to:
                           Vincent P. Pangrazio, ESQ.
                               COOLEY GODWARD LLP
                             FIVE PALO ALTO SQUARE
                              3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000
                             _____________________

     This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Securities               Amount to be        Proposed Maximum Offering     Proposed Maximum Aggregate        Amount of
 to be Registered                Registered (2)          Price Per Share (3)            Offering  Price (3)        Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock,
 $.001 par value........              49,895                $64.45                         $3,215,733                    $804
====================================================================================================================================


(1) Sales.com, Inc. granted options to its officers, directors and employees pursuant to the Sales.com, Inc. 1999 Equity Incentive Plan, (the Sales.com
    Plan), and assumed the options granted by SalesRepsOnline, Inc. to officers, directors, employees and consultants pursuant to the SalesRepsOnline, Inc. 2000 Stock Option/Stock Issuance Plan (the SRO Plan), and various forms of option agreements that contain substantially similar provisions. Sales.com, Inc. also granted an option outside of the Sales.com Plan.

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Sales.com Plan, the SRO Plan and options granted outside the Sales.com Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based on the weighted average exercise price for 49,895 shares of Siebel Systems, Inc. common stock issuable pursuant to the Sales.com Plan, the SRO Plan and options issued outside the Sales.com Plan, in accordance with Rule 457(h)(1) of the Securities Act.

================================================================================

                                EXPLANATORY NOTE

  This Registration Statement on Form S-8 is being filed for the purpose of registering:

  An aggregate of 49,895 shares of the Registrant's common stock to be issued upon the exercise of stock options assumed by the Registrant pursuant to that certain Agreement and Plan of Merger and Reorganization among the Registrant, SSI Acquisition Corp. and Sales.com, Inc., dated November 22, 2000, which options were originally granted to officers directors and employees of Sales.com, Inc. and officers, directors, employees and consultants of SalesRepsOnline, Inc.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into the Registration Statement:

  1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, including all material incorporated by reference therein;

  2. The Registrant's Definitive Proxy Statement on Schedule 14A, filed on April 28, 2000;

  3. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, including all material incorporated by reference therein;

  4. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, including all material incorporated by reference therein;

  5. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, including all material incorporated by reference therein;

  6. The Registrant's Current Report on Form 8-K dated as of January 7, 2000, including all material incorporated by reference therein;

  7. The Registrant's Current Report on Form 8-K dated as of June 1, 2000, including all material incorporated by reference therein;

  8. The Registrant's Current Report on Form 8-K dated as of September 28, 2000, including all material incorporated by reference therein;

  9. The Registrant's Current Report on Form 8-K dated as of October 2, 2000, including all material incorporated by reference therein;

  10. The Registrant's Current Report on Form 8-K dated as of November 27, 2000, including all material incorporated by reference therein; and

  11. The description of the common stock contained in our Registration Statement on Form 8-A.

  All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

  The validity of the shares of Common Stock being registered hereby will be passed upon for the Registrant by Cooley Godward LLP, Palo Alto, California. James C. Gaither, senior counsel at Cooley Godward LLP, is a director of the Registrant. As of the date of this prospectus, certain members and associates of Cooley Godward LLP beneficially own an aggregate of 233,164 shares of our common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

  The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

  The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number     Description
  4.1      Amended and Restated Certificate of Incorporation of the Registrant, as amended to date./1/
  4.2      Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant./2/
  4.3      Bylaws of the Registrant./3/
  4.4      Specimen Stock Certificate./3/

  4.5      Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./3/
  4.6      Certificate of Designation. /4/
  5.1      Opinion of Cooley Godward LLP./5/
 23.1      Consent of KPMG LLP, Independent Auditors./5/
 23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
 24.1      Power of Attorney is contained on the signature pages.
 99.1      Sales.com, Inc. 1999 Equity Incentive Plan./5/
 99.2      Form of stock option agreement under the Sales.com, Inc. 1999 Equity Incentive Plan./5/
 99.3      SalesRepsOnline, Inc. 2000 Stock Option/Stock Issuance Plan./5/
 99.4      Form of stock option agreement SalesRepsOnline, Inc. 2000 Stock Option/Stock Issuance Plan./5/
 99.5      Nonstatutory Stock Option Agreement Granted Outside of the Sales.com, Inc. 1999 Equity Incentive Plan./5/

/1/  Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.
/2/  Incorporated by reference to the Registrant's Annual Report on Form 10-K (No. 000-20725) for the fiscal year ended December
     31, 1999.
/3/  Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.
/4/  Incorporated by reference to the Registrant's Current Report on Form 8-K (No. 000-20725) dated November 27, 2000.
/5/  Filed herewith.

ITEM 9.  UNDERTAKINGS

1.  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

    (b) That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of the appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California on February 9, 2001.

                                    Siebel Systems, Inc.

                                    By: /s/ Thomas S. Siebel
                                        ----------------------------------------
                                        Thomas M. Siebel
                                        Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

  Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Kenneth A. Goldman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signatures                                      Title                                Date
-------------------------------------------  --------------------------------------------  ----------------------
/s/ Thomas M. Siebel                         Chairman and Chief Executive Officer             February 9, 2001
-------------------------------------------  (Principal Executive Officer)
 Thomas M. Siebel

/s/ Kenneth A. Goldman                       Senior Vice President, Finance and               February 9, 2001
-------------------------------------------  Administration and Chief Financial Officer
 Kenneth A. Goldman                          (Principal Financial and Accounting Officer)

/s/ Patricia A. House                        Vice Chairman, Co-Founder and Vice               February 9, 2001
-------------------------------------------  President, Strategic Planning
 Patricia A. House

/s/ James C. Gaither                         Director                                         February 12, 2001
-------------------------------------------
 James C. Gaither

/s/ Eric E. Schmidt                          Director                                         February 9, 2001
-------------------------------------------
 Eric E. Schmidt

                                             Director                                         February ___, 2001
-------------------------------------------
 Charles R. Schwab

/s/ George T. Shaheen                        Director                                         February 9, 2001
-------------------------------------------
 George T. Shaheen

/s/ A. Michael Spence                        Director                                         February 9, 2001
-------------------------------------------
 A. Michael Spence

                                 EXHIBIT INDEX

Exhibit
Number      Description
----------  -------------------------------------------------------------------------------------------------------------
    4.1     Amended and Restated Certificate of Incorporation of the Registrant, as amended to date./1/

    4.2     Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant./2/

    4.3     Bylaws of the Registrant./3/

    4.4     Specimen Stock Certificate./3/

    4.5     Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./3/

    4.6     Certificate of Designation. /4/

    5.1     Opinion of Cooley Godward LLP./5/

   23.1     Consent of KPMG LLP, Independent Auditors./5/

   23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

   24.1     Power of Attorney is contained on the signature pages.

   99.1     Sales.com, Inc. 1999 Equity Incentive Plan./5/

   99.2     Form of stock option agreement under the Sales.com, Inc. 1999 Equity Incentive Plan./5/

   99.3     SalesRepsOnline, Inc. 2000 Stock Option/Stock Issuance Plan./5/

   99.4     Form of stock option agreement SalesRepsOnline, Inc. 2000 Stock Option/Stock Issuance Plan./5/

   99.5     Nonstatutory Stock Option Agreement Granted Outside of the Sales.com, Inc. 1999 Equity Incentive Plan./5/

/1/ Incorporated by reference to the Registrant's Registration Statement on Form S-8 (No. 333-07983), as amended.
/2/ Incorporated by reference to the Registrant's Annual Report on Form 10-K (No. 000-20725) for the fiscal year ended December 31, 1999.
/3/ Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-03751), as amended.
/4/ Incorporated by reference to the Registrant's Current Report on Form 8-K (No. 000-20725) dated November 27, 2000.
/5/  Filed herewith.